Global Entertainment Holdings/Equities, Inc.
                            6235 South 90th Street
                            Omaha, Nebraska 68127
                                (402) 331-3189

The Company's two wholly owned operating subsidiaries are listed below:

    1)      Interactive Gaming and Wagering NV
            Incorporated in Netherlands Antilles, on May 19, 1997
            Principal office is located in Curacau, Netherlands Antilles

    2)      Prevail Online, Inc.
            Incorporated in Colorado, U.S.A., on July 21, 1999
            Principal office is located in San Francisco, California